SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    April 27, 2001
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                          MALAN REALTY INVESTORS, INC.
             (Exact name of registrant as specified in its charter)


         Michigan                       1-13092                  38-1841410
(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                   File No.)            Identification No.)


30200 Telegraph Rd., Suite 105
Bingham Farms, MI                                                48025-4503
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number including area code: (248) 644-7110


                                       N/A
          (Former name or former address, if changed since last report)




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Item 4.  Changes in Registrant's Certifying Accountants.

The firm of Deloitte & Touche, LLP was previously the principal accountants for the Registrant. On April 27, 2001, that firm's appointment as principal accountants was terminated and PricewaterhouseCoopers LLP was engaged as principal accountants for the fiscal year ending December 31, 2001. The decision to change accountants was recommended by the Registrant's audit committee and approved by the board of directors.

The reports of Deloitte & Touche, LLP on the Registrant's financial statements for the two fiscal years ended December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two fiscal years ended December 31, 2000, and the subsequent interim period through April 27, 2001, there were no disagreements with Deloitte & Touche, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

During its two fiscal years ended December 31, 2000, and the subsequent interim period through April 27, 2001, the Registrant did not consult with PricewaterhouseCoopers regarding (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.


Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         16.1 Letter from Deloitte & Touche, LLP regarding its concurrence with the Registrant's statement regarding change of accountants (to be provided by Amendment).






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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MALAN REALTY INVESTORS, INC.
                                           (Registrant)



May 2, 2001                            By:   /s/ Elliott J. Broderick
                                          --------------------------------------
                                             Elliott J. Broderick
                                             Chief Financial Officer





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